Exhibit 32.1

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002,
18 U.S.C. Section 1350

I, Hovav Gilan, Chief Executive Officer of Fuel Doctor Holdings, Inc. (the "Company"), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, to my knowledge that:

1.     the Annual Report on Form 10-K/A of the Company for the year ended December 31, 2022 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.     the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  May 17, 2023

 By: /s/  Hovav Gilan

Hovav Gilan

Chief Executive Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.